Exhibit 99.1

Exhibit 99.1

Media Contact Clark Finley 203-578-2287 cfinley@websterbank.com	Investor Contact Terry Mangan 203-578-2318 tmangan@websterbank.com
WEBSTER REPORTS QUARTERLY EARNINGS PER SHARE OF $.84; DEPOSITS
INCREASE BY $1.1 BILLION OVER THE PAST YEAR
WATERBURY, Conn., January 26, 2006 — Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income of $45.5 million in the fourth quarter compared to $16.3 million a year ago, which reflected a nonrecurring charge in conjunction with a balance sheet de-leveraging program. Net income per diluted share was $.84 compared to $.30 a year ago. For the full year, net income was $185.9 million compared to $153.8 million in 2004. Net income per share was $3.43 for 2005 and $3.00 in the prior year.
Cash net income, which adds stock-based compensation and intangible amortization expenses back to net income, was $50.1 million compared to $20.7 million in the year-ago quarter. Cash net income per share was $.93 in the fourth quarter compared to $.38 a year ago. For the full year, cash net income was $204.6 million compared to $170.2 million a year ago. Cash net income per share was $3.77 and $3.32 in the respective years.
Results in 2004 reflect the impact of Webster’s balance sheet de-leveraging program including $32.4 million of after-tax costs. Those costs reduced earnings per share by $.60 in the fourth quarter and by $.63 for the full year. Results in 2005 reflect one-time expenses equivalent to $.02 per share in the fourth quarter and $.10 for the full year incurred in support of Webster’s now-completed core infrastructure conversion project.
“We committed ourselves in 2005 to a set of core operating principles designed to increase tangible capital and reduce our exposure to rising interest rates while maintaining our focus on growing loans and deposits,” stated Webster Chairman and Chief Executive Officer James C. Smith. “Progress in each of these areas has strengthened our balance sheet and contributed to higher quality earnings. In addition, completion of our core infrastructure conversion project means that Webster now has the technology platform in place to support our vision to be the leading regional financial services provider.”

Included in net income are gains on the sale of securities. In the fourth quarter, these gains represented $.01 per share compared to $.02 a year ago exclusive of losses on securities under the de-leveraging transaction. For the full year 2005, securities gains were $.04 per share compared to $.25 a year ago apart from the de-leveraging transaction. The reduced level of securities gains in 2005 is consistent with Webster’s emphasis on delivering high quality earnings.
Revenues
Total revenues (net interest income plus total noninterest income) were $187.9 million in the fourth quarter compared to $180.6 million a year ago adjusted for the de-leveraging transaction, an increase of 4 percent. Adjusting both periods to exclude securities gains, total revenues grew by 4 percent as well. On this same basis, total revenues for all of 2005 were $734.6 million and increased by 10 percent from the prior year when also excluding Duff & Phelps, which was sold in the first quarter of 2004.
Net interest income totaled $129.7 million in the fourth quarter compared to $127.6 million in the year-ago period, an increase of 2 percent. This increase primarily reflects growth in earning assets over the past year, led by growth in commercial loans in particular, partially offset by the effects of a flatter yield curve and narrowing margins. Net interest income totaled $517.3 million in the full year 2005 and grew by 11 percent from 2004 as a result of growth in earning assets and margin benefit from the de-leveraging transaction.
Webster’s net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) was 3.22 percent in the fourth quarter compared to 3.25 percent a year ago and 3.26 percent in the third quarter. The decline from each period reflects the recent interest rate environment, which has resulted in asset yields not rising at the same pace as the cost of liabilities. For the full year 2005, however, the net interest margin improved to 3.29 percent compared to 3.11 percent the prior year, with the increase reflecting the benefit of Webster’s de-leveraging in the fourth quarter of 2004.
Total noninterest income was $58.2 million in the fourth quarter compared to $53.0 million a year ago adjusted for the de-leveraging transaction. Excluding securities gains of $1.0 million and $3.2 million of revenue particular to the quarter, noninterest income increased 9 percent from a year ago and totaled $54.0 million. Deposit service fees totaled $22.9 million and increased 11 percent from a year ago reflecting growth in customer transactions. Wealth management fees totaled $6.2 million and increased 19 percent reflecting strength in trust fees and investment product sales. Loan and loan servicing fees totaled $9.3 million and increased 20 percent. Other income totaled $3.5 million compared to $2.7 million a year ago.
The provision for loan losses totaled $2.0 million in the fourth quarter and exceeded net loan charge-offs by $0.6 million. The provision was $4.0 million a year ago which exceeded net loan charge-offs by $1.3 million. For the full year, the provision totaled $9.5 million and exceeded net loan charge-offs by $5.5 million compared to the full year 2004 provision of $18.0 million which exceeded net loan charge-offs by $7.7 million. The annualized net loan charge-off ratio was 0.05 percent of average loans in the fourth quarter compared to 0.09 percent a year ago and 0.03 percent for all of 2005 compared to 0.10 percent in 2004.
Expenses
Total noninterest expenses of $119.4 million in the fourth quarter of 2005 reflected $4.3 million of expenses that were particular to the quarter, including $1.3 million of non-recurring charges under Webster’s core infrastructure conversion project. This compares to total noninterest expenses of $154.0 million a year ago, which included $45.8 million of de-leveraging costs. Further adjusting each period for acquisitions and investments in de novo branch expansion, total noninterest expenses were $108.8 million in the fourth quarter and $102.8 million a year ago. The increase from a year ago reflects investments in customer contact personnel, other employee-related costs and investments in technology to support Webster’s new core systems.
Balance Sheet Trends
Total assets were $17.8 billion at December 31, 2005 and increased by 5 percent from a year ago. Total loans were $12.3 billion and also increased by 5 percent from a year ago. Deposits were $11.6 billion and increased by $1.1 billion, or 10 percent, from a year ago aided by our de novo branching program and the acquisition of HSA Bank in March 2005. The ratio of loans to deposits improved to 106 percent at December 31, 2005 compared to 111 percent a year ago.
“We opened eight new retail banking branches in 2005 across our southern New England franchise,” stated Webster President and Chief Operating Officer William T. Bromage. “These eight offices contributed to the $273 million of new deposits during the year under our de novo branch expansion program that now has 19 branches opened since 2002 with a total of $572 million in deposits.”

At the end of the fourth quarter, commercial loans were $4.7 billion, including commercial and industrial loans at $2.9 billion, up 11 percent from a year ago, and commercial real estate loans at $1.8 billion, up 5 percent. Consumer loans, primarily home equity loans and lines, increased 5 percent to $2.8 billion compared to $2.6 billion a year ago. Commercial, commercial real estate and consumer loans comprised 61 percent of total loans at December 31, 2005 compared to 59 percent a year ago.
Demand and NOW deposits have grown by 10 percent and 19 percent, respectively, compared to a year ago while certificates of deposit balances have grown by 26 percent as consumer preferences have shifted to this product offering. Wholesale borrowings as a percent of total assets declined to 25 percent at December 31, 2005 compared to 28 percent a year ago as total deposit growth exceeded loan growth by almost $500 million over the past year.
“Deposits grew at twice the level of loans over the past year, which allowed us to reduce higher-cost borrowings by over $300 million,” stated Webster Chief Financial Officer William J. Healy. “As a result of our balance sheet management, the ratios of loans to deposits and borrowings to total assets, as well as our tangible equity ratio, improved significantly compared to a year ago.”
Book value per common share of $30.70 at December 31, 2005 increased from $28.79 a year ago. Tangible book value per share of $18.03 at December 31, 2005 increased from $16.30 last year. The ratio of tangible equity to tangible assets increased to 5.54 percent at December 31, 2005 compared to 5.21 percent a year ago. Return on average tangible equity was 18.8 percent in the fourth quarter compared to 22.4 percent a year ago apart from de-leveraging costs while the cash return on average tangible equity was 20.7 percent and 24.4 percent in the respective periods.
Asset Quality
Nonperforming assets increased during the quarter and totaled $73.0 million, or 0.41 percent of total assets, at December 31, 2005 compared to $60.4 million, or 0.34 percent, at September 30 and $39.2 million, or 0.23 percent, a year ago.
The allowance for loan losses was $155.6 million, or 1.27 percent of total loans, at December 31, 2005 compared to $150.1 million, or 1.28 percent, a year ago and $155.1 million, or 1.27 percent, at September 30. The ratio of the allowance to nonperforming loans at December 31, 2005 was 232 percent compared to 416 percent a year ago and 265 percent at September 30.
***

Webster Financial Corporation is the holding company for Webster Bank, National Association and Webster Insurance. With $17.8 billion in assets, Webster provides business and consumer banking, mortgage, insurance, financial planning, trust and investment services through 157 banking offices, 304 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Connecticut and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank.
For more information about Webster, including past press releases and the latest Annual Report, visit the Webster website at www.websteronline.com.
***
Conference Call
A conference call covering Webster’s 2005 fourth quarter earnings announcement will be held today, Thursday, January 26, at 11:00 a.m. Eastern Time and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-3980 or 201-689-8475 internationally. The call will be archived on the website and available for future retrieval.
Forward-looking Statements
Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2004. Except as required by law, Webster does not undertake to update any such forward looking information.
Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. We believe that providing certain non-GAAP financial measures, such as cash basis net income, provides investors with information useful in understanding our financial performance, our performance trends and financial position. A reconciliation of cash basis net income to net income is included in the accompanying financial tables, elsewhere in this report.
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WEBSTER FINANCIAL CORP.

Selected Financial Highlights (unaudited)
	At or for the Three		At or for the
	Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2005	2004	2005	2004

Net income and performance ratios (annualized):

Net income	$45,500	$16,306	$185,855	$153,833
Net income per diluted common share	0.84	0.30	3.43	3.00
Return on average shareholders’ equity	11.04%	4.28%	11.52%	11.14%
Return on average tangible equity	18.81	7.50	19.95	18.03
Return on average assets	1.02	0.38	1.06	0.94
Noninterest income as a percentage of total revenue	30.99	27.67	29.92	31.94
Efficiency ratio (a,d)	63.53	87.33	61.71	65.00

Net income and performance ratios before deleveraging charges (annualized):

Net income	$45,500	$16,306	$185,855	$153,833
Debt prepayment penalties, net of tax	—	29,745	—	29,745
Loss on sale of securities, net of tax	—	2,702	—	2,702

Net income before deleveraging charges	45,500	48,753	185,855	186,280

Net income per diluted common share	0.84	0.90	3.43	3.63
Return on average shareholders’ equity	11.04%	12.81%	11.52%	13.49%
Return on average tangible equity	18.81	22.43	19.95	21.84
Return on average assets	1.02	1.13	1.06	1.13
Noninterest income as a percentage of total revenue	30.99	29.33	29.92	32.35
Efficiency Ratio (a)	63.53	59.97	61.71	58.00

Cash income and performance ratios (annualized) (b):

Net income	$45,500	$16,306	$185,855	$153,833
Stock-based compensation, net of tax	1,352	1,248	5,845	4,490
Intangible amortization, net of tax	3,250	3,149	12,943	11,924

Cash income	50,102	20,703	204,643	170,247

Cash income per diluted common share	0.93	0.38	3.77	3.32
Cash return on average shareholders’ equity	12.15%	5.44%	12.69%	12.33%
Cash return on average tangible equity	20.72	9.52	21.97	19.96
Cash return on average assets	1.12	0.48	1.17	1.04

Cash income and performance ratios before deleveraging charges (annualized) (b):

Net income before deleveraging charges	$45,500	$48,753	$185,855	$186,280
Stock-based compensation, net of tax	1,352	1,248	5,845	4,490
Intangible amortization, net of tax	3,250	3,149	12,943	11,924

Cash income	50,102	53,150	204,643	202,694

Cash income per diluted common share	0.93	0.98	3.77	3.95
Cash return on average shareholders’ equity	12.15%	13.97%	12.69%	14.68%
Cash return on average tangible equity	20.72	24.45	21.97	23.76
Cash return on average assets	1.12	1.23	1.17	1.23

Asset quality:

Allowance for loan losses	$155,632	$150,112	$155,632	$150,112
Nonperforming assets	73,014	39,166	73,014	39,166
Allowance for loan losses / total loans	1.27%	1.28%	1.27%	1.28%
Net charge-offs/ average loans (annualized)	0.05	0.09	0.03	0.10
Nonperforming loans / total loans	0.55	0.31	0.55	0.31
Nonperforming assets / total assets	0.41	0.23	0.41	0.23
Allowance for loan losses / nonperforming loans	231.50	415.50	231.50	415.50

Other ratios (annualized):

Tangible capital ratio	5.54%	5.21%	5.54%	5.21%
Shareholders’ equity / total assets	9.24	9.07	9.24	9.07
Interest-rate spread	3.18	3.22	3.25	3.09
Net interest margin	3.22	3.25	3.29	3.11

WEBSTER FINANCIAL CORP.

Selected Financial Highlights (unaudited)

Share related:

Book value per common share	$30.70	$28.79	$30.70	$28.79
Tangible book value per common share	18.03	16.30	18.03	16.30
Common stock closing price	46.90	50.64	46.90	50.64
Dividends declared per common share	0.25	0.23	0.98	0.90

Common shares issued and outstanding	53,662	53,628	53,662	53,628
Basic shares (average)	53,473	53,187	53,577	50,506
Diluted shares (average)	54,129	54,045	54,236	51,352
Footnotes:
(a)	Noninterest expense as a percentage of net interest income plus noninterest income.

(b)	Cash income represents net income excluding the after tax effects of non-cash charges related to the amortization of intangible assets and stock-based compensation, which includes stock options and restricted stock.

(c)	For purposes of this computation, unrealized gains (losses) are excluded from the average balance for rate calculations.

(d)	Excluding conversion and infrastructure costs, the efficiency ratio would be 62.84% and 87.16% for the three months ending December 31, 2005 and 2004 and 60.61% and 64.93% for twelve months ended December 31, 2005 and 2004, respectively.

Consolidated Statements of Condition (unaudited)
	December 31,	September 30,	December 31,
(In thousands)	2005	2005	2004

Assets:

Cash and due from depository institutions	$293,706	$269,859	$248,825
Short-term investments	36,302	9,224	17,629

Securities:
Trading, at fair value	2,257	1,901	—
Available for sale, at fair value	2,555,419	2,668,226	2,494,406
Held-to-maturity securities	1,142,909	1,161,507	1,229,613

Total securities	3,700,585	3,831,634	3,724,019

Loans held for sale	267,919	247,365	147,211

Loans:
Residential mortgages	4,828,564	4,812,298	4,775,344
Commercial	2,876,528	2,978,537	2,584,738
Commercial real estate	1,808,494	1,666,384	1,715,047
Consumer	2,771,700	2,740,019	2,637,646

Total loans	12,285,286	12,197,238	11,712,775
Allowance for loan losses	(155,632)	(155,052)	(150,112)

Loans, net	12,129,654	12,042,186	11,562,663

Accrued interest receivable	85,779	73,253	63,406
Premises and equipment, net	182,856	179,463	149,069
Goodwill and intangible assets	698,570	703,740	694,165
Cash surrender value of life insurance	237,822	235,467	228,120
Prepaid expenses and other assets	191,198	214,865	185,490

Total Assets	$17,824,391	$17,807,056	$17,020,597

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,546,096	$1,431,642	$1,409,682
NOW accounts	1,622,403	1,600,481	1,368,213
Money market deposit accounts	1,789,781	1,971,075	1,996,918
Savings accounts	2,015,045	2,032,927	2,253,073
Certificates of deposit	4,249,874	4,118,765	3,376,718

Total retail deposits	11,223,199	11,154,890	10,404,604
Treasury deposits	407,946	507,302	166,684

Total deposits	11,631,145	11,662,192	10,571,288

Federal Home Loan Bank advances	2,215,722	2,064,963	2,590,335
Securities sold under agreements to repurchase and other short-term debt	1,525,906	1,633,906	1,438,483
Other long-term debt	648,682	673,999	670,015
Accrued expenses and other liabilities	146,133	126,537	196,925

Total liabilities	16,167,588	16,161,597	15,467,046

Preferred stock of subsidiary corporation	9,577	9,577	9,577

Shareholders’ equity	1,647,226	1,635,882	1,543,974

Total Liabilities and Shareholders’ Equity	$17,824,391	$17,807,056	$17,020,597

See Selected Financial Highlights for footnotes.

Consolidated Statements of Condition (unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2005	2004	2005	2004

Interest income:
Loans	$187,607	$154,177	$689,041	$547,308
Securities and short-term investments	42,503	42,807	169,861	178,118
Loans held for sale	3,563	1,718	12,945	6,682

Total interest income	233,673	198,702	871,847	732,108

Interest expense:
Deposits	57,132	32,993	188,437	120,606
Borrowings	46,879	38,109	166,069	143,341

Total interest expense	104,011	71,102	354,506	263,947

Net interest income	129,662	127,600	517,341	468,161
Provision for loan losses	2,000	4,000	9,500	18,000

Net interest income after provision for loan losses	127,662	123,600	507,841	450,161

Noninterest income:
Deposit service fees	22,909	20,712	85,967	77,743
Insurance revenue	10,678	10,348	44,015	43,506
Loan and loan servicing fees	9,290	7,727	33,232	28,574
Wealth and investment services	6,174	5,198	23,151	22,207
Gain on sale of loans and loan servicing, net	2,322	2,492	11,573	13,305
Increase in cash surrender value of life insurance	2,360	2,283	9,241	8,835
Financial advisory services	—	—	—	3,808
Other	3,470	2,692	10,073	7,416

	57,203	51,452	217,252	205,394

Gain (loss) on sale of securities, net	1,026	(2,646)	3,633	14,313

Total noninterest income	58,229	48,806	220,885	219,707

Noninterest expenses:
Compensation and benefits	64,905	57,128	241,469	219,320
Occupancy	11,141	9,909	43,292	35,820
Furniture and equipment	14,810	10,889	50,228	37,626
Intangible amortization	5,001	4,844	19,913	18,345
Marketing	3,981	2,533	14,267	13,380
Professional services	3,594	5,523	14,962	15,654
Conversion and infrastructure costs	1,281	300	8,138	500
Debt prepayment penalties	—	45,761	—	45,761
Other	14,646	17,161	63,301	60,731

Total noninterest expenses	119,359	154,048	455,570	447,137

Income before income taxes	66,532	18,358	273,156	222,731
Income taxes	21,032	2,052	87,301	68,898

Net income	$45,500	$16,306	$185,855	$153,833

Diluted shares (average)	54,129	54,045	54,236	51,352

Net income per common share:
Basic	$0.85	$0.31	$3.47	$3.05
Diluted	0.84	0.30	3.43	3.00
See Selected Financial Highlights for footnotes.

Consolidated Statements of Income (unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31
(In thousands, except per share data)	2005	2005	2005	2005	2004

Interest income:
Loans	$187,607	$175,680	$166,967	$158,787	$154,177
Securities and short-term investments	42,503	43,775	42,684	40,899	42,807
Loans held for sale	3,563	3,686	2,964	2,732	1,718

Total interest income	233,673	223,141	212,615	202,418	198,702

Interest expense:
Deposits	57,132	51,338	44,099	35,868	32,993
Borrowings	46,879	42,191	38,681	38,318	38,109

Total interest expense	104,011	93,529	82,780	74,186	71,102

Net interest income	129,662	129,612	129,835	128,232	127,600
Provision for loan losses	2,000	2,000	2,000	3,500	4,000

Net interest income after provision for loan losses	127,662	127,612	127,835	124,732	123,600

Noninterest income:
Deposit service fees	22,909	22,182	21,747	19,129	20,712
Insurance revenue	10,678	10,973	10,562	11,802	10,348
Loan and loan servicing fees	9,290	7,739	7,274	8,929	7,727
Wealth and investment services	6,174	5,554	6,028	5,395	5,198
Gain on sale of loans and loan servicing, net	2,322	3,703	3,012	2,536	2,492
Increase in cash surrender value of life insurance	2,360	2,341	2,302	2,238	2,283
Other	3,470	2,347	2,013	2,243	2,692

	57,203	54,839	52,938	52,272	51,452
Gain (loss) on sale of securities, net	1,026	1,141	710	756	(2,646)

Total noninterest income	58,229	55,980	53,648	53,028	48,806

Noninterest expenses:
Compensation and benefits	64,905	60,808	57,854	57,902	57,128
Occupancy	11,141	10,482	10,810	10,859	9,909
Furniture and equipment	14,810	13,009	11,611	10,798	10,889
Intangible amortization	5,001	5,001	5,009	4,902	4,844
Marketing	3,981	3,339	3,664	3,283	2,533
Professional services	3,594	3,626	3,972	3,770	5,523
Conversion and infrastructure costs	1,281	2,217	3,506	1,134	300
Debt prepayment penalties	—	—	—	—	45,761
Other	14,646	16,450	17,079	15,126	17,161

Total noninterest expenses	119,359	114,932	113,505	107,774	154,048

Income before income taxes	66,532	68,660	67,978	69,986	18,358
Income taxes	21,032	22,058	21,720	22,491	2,052

Net income	$45,500	$46,602	$46,258	$47,495	$16,306

Diluted shares (average)	54,129	54,310	54,278	54,217	54,045

Net income per common share:
Basic	$0.85	$0.87	$0.86	$0.89	$0.31
Diluted	0.84	0.86	0.85	0.88	0.30
See Selected Financial Highlights for footnotes.

Retail and Wholesale Interest-Rate Spreads (unaudited)

Three Months Ended,	December	September	June	March	December
	2005	2005	2005	2005	2004

Interest-rate spread
Yield on interest-earning assets	5.73%	5.55%	5.40%	5.22%	5.02%
Cost of interest-bearing liabilities	2.55	2.33	2.11	1.94	1.80

Interest-rate spread	3.18%	3.22%	3.29%	3.28%	3.22%
Net interest margin	3.22	3.26	3.32	3.32	3.25

Retail interest-rate spread
Yield on loans and loans held for sale	6.02%	5.83%	5.66%	5.44%	5.25%
Cost of deposits	1.94	1.76	1.57	1.37	1.25

Spread	4.08%	4.07%	4.09%	4.07%	4.00%

Wholesale interest-rate spread
Yield on securities and short-term investments	4.75%	4.67%	4.62%	4.52%	4.37%
Cost of borrowings	4.19	3.84	3.54	3.23	2.91

Spread	0.56%	0.83%	1.08%	1.29%	1.46%

Consolidated Average Statements of Condition (unaudited)

Three Months Ended December 31,	2005			2004

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$12,328,141	$187,608	6.03%	$11,649,909	$154,177	5.25%
Securities	3,715,720	44,733	4.76 (c)	4,053,134	44,495	4.39 (c)
Loans held for sale	251,169	3,563	5.67	136,197	1,718	5.05
Short-term investments	19,846	147	2.90	25,772	134	2.03

Total interest-earning assets	16,314,876	236,051	5.73	15,865,012	200,524	5.02

Noninterest-earning assets	1,537,062			1,411,162

Total assets	$17,851,938			$17,276,174

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,522,306	$—	—%	$1,399,592	$—	—%
Savings, NOW and money market deposit accounts	5,502,733	19,065	1.37	5,643,515	12,340	0.87
Time deposits	4,665,580	38,067	3.24	3,434,389	20,653	2.39

Total deposits	11,690,619	57,132	1.94	10,477,496	32,993	1.25

Federal Home Loan Bank advances	2,280,934	22,742	3.90	2,690,001	19,810	2.88
Repurchase agreements and other short-term debt	1,454,730	12,568	3.38	1,778,435	8,455	1.86
Other long-term debt	665,062	11,569	6.96	686,226	9,844	5.74

Total borrowings	4,400,726	46,879	4.19	5,154,662	38,109	2.91

Total interest-bearing liabilities	16,091,345	104,011	2.55	15,632,158	71,102	1.80

Noninterest-bearing liabilities	101,994			112,063

Total liabilities	16,193,339			15,744,221
Preferred stock of subsidiary corporation	9,577			9,577
Shareholders’ equity	1,649,022			1,522,376

Total liabilities and shareholders’ equity	$17,851,938			$17,276,174

		132,040			129,422
Less: tax-equivalent adjustment		(2,378)			(1,822)

Net interest income		$129,662			$127,600

Interest-rate spread			3.18%			3.22%

Net interest margin			3.22%			3.25%

See Selected Financial Highlights for footnotes.

Consolidated Average Statements of Condition (unaudited)

Twelve Months Ended December 31,	2005			2004

			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate

Assets:
Interest-earning assets:
Loans	$11,930,776	$689,048	5.78%	$10,719,446	$547,308	5.11%
Securities	3,806,289	178,106	4.68 (c)	4,331,385	183,028	4.23 (c)
Loans held for sale	232,695	12,945	5.56	129,945	6,682	5.14
Short-term investments	19,982	537	2.69	30,651	390	1.27

Total interest-earning assets	15,989,742	880,636	5.50	15,211,427	737,408	4.85

Noninterest-earning assets	1,484,723			1,234,124

Total assets	$17,474,465			$16,445,551

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,449,596	$—	—%	$1,255,897	$—	—%
Savings, NOW and money market deposit accounts	5,633,897	66,226	1.18	5,286,637	47,683	0.90
Time deposits	4,215,801	122,211	2.90	3,162,939	72,923	2.31

Total deposits	11,299,294	188,437	1.67	9,705,473	120,606	1.24

Federal Home Loan Bank advances	2,256,216	78,623	3.48	2,774,287	82,092	2.96
Repurchase agreements and other short-term debt	1,520,086	43,842	2.88	1,834,605	24,693	1.35
Other long-term debt	673,562	43,604	6.47	646,636	36,556	5.65

Total borrowings	4,449,864	166,069	3.73	5,255,528	143,341	2.73

Total interest-bearing liabilities	15,749,158	354,506	2.25	14,961,001	263,947	1.76

Noninterest-bearing liabilities	102,732			94,145

Total liabilities	15,851,890			15,055,146

Preferred stock of subsidiary corporation	9,577			9,577

Shareholders’ equity	1,612,998			1,380,828

Total liabilities and shareholders’ equity	$17,474,465			$16,445,551

		526,130			473,461
Less: tax-equivalent adjustment		(8,789)			(5,300)

Net interest income		$517,341			$468,161

Interest-rate spread			3.25%			3.09%

Net interest margin			3.29%			3.11%

See Selected Financial Highlights for footnotes.

	At or for the Three Months Ended
(Unaudited)	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(Dollars in thousands)	2005	2005	2005	2005	2004

Asset Quality

Nonperforming loans:
Commercial:
Commercial	$43,309	$27,544	$19,073	$17,112	$14,624
Equipment financing	3,065	3,209	3,466	3,800	3,383

Total commercial	46,374	30,753	22,539	20,912	18,007

Commercial real estate	12,047	19,650	11,654	15,609	8,431
Residential	6,979	6,436	6,690	7,528	7,796
Consumer	1,829	1,699	1,019	1,586	1,894

Total nonperforming loans	67,229	58,538	41,902	45,635	36,128

Loans held for sale	—	181	—	492	—

Other real estate owned and repossessed assets:
Commercial	5,126	1,408	2,217	2,472	2,824
Residential	232	218	112	446	100
Consumer	427	10	10	85	114

Total other real estate owned and repossessed assets	5,785	1,636	2,339	3,003	3,038

Total nonperforming assets	$73,014	$60,355	$44,241	$49,130	$39,166

Allowance for Loan Losses

Beginning balance	$155,052	$154,822	$152,519	$150,112	$148,179
Allowance for purchased loans	—	—	—	—	617
Provision	2,000	2,000	2,000	3,500	4,000

Charge-offs:
Commercial	3,272	2,204	1,432	2,155	3,432
Residential	110	378	178	167	367
Consumer	153	137	201	142	147

Total charge-offs	3,535	2,719	1,811	2,464	3,946
Recoveries	(2,115)	(949)	(2,114)	(1,371)	(1,262)

Net loan charge-offs (recoveries)	1,420	1,770	(303)	1,093	2,684

Ending balance	$155,632	$155,052	$154,822	$152,519	$150,112

Asset Quality Ratios:

Allowance for loan losses / total loans	1.27%	1.27%	1.31%	1.30%	1.28%
Net charge-offs (recoveries)/ average loans (annualized)	0.05	0.06	(0.01)	0.04	0.09
Nonperforming loans / total loans	0.55	0.48	0.35	0.39	0.31
Nonperforming assets / total assets	0.41	0.34	0.25	0.28	0.23
Allowance for loan losses / nonperforming loans	231.50	264.87	369.49	334.21	415.50